United States of America
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 25, 2014
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On February 25, 2014, Louisiana-Pacific Corporation ("LP") and certain of its subsidiaries entered into a First Amendment (the "First Amendment") to its credit agreement (the "Revolving Credit Agreement"), dated December 6, 2013, with the lenders party thereto, American AgCredit, PCA, as administrative agent and CoBank, ACB, as L/C issuer. Among other things, the First Amendment permits LP to make up to $750 million of intercompany loans to one of its Canadian subsidiaries and to pledge such loans on a first-priority basis to support certain other intercompany obligations owing to certain of its subsidiaries.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1    First Amendment to Credit Agreement, dated February 25, 2014, among Louisiana-Pacific Corporation, as borrower, certain subsidiaries of the borrower from time to time party thereto, as guarantors, American AgCredit, PCA, as administrative agent, CoBank, ACB, as L/C Issuer, and lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Sallie B. Bailey
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: February 27, 2014